Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chembio Diagnostics, Inc.
Medford, New York

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-69460, No. 333-141555 and No. 333-151785) of our report dated March 8, 2012,  relating to the 2011 consolidated financial statements of Chembio Diagnostics, Inc. appearing  in this Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP
BDO USA, LLP
Melville, New York

March 8, 2012